Exhibit 99.1
UAL Corporation and United Air Lines, Inc. File Resale Registration Statement for
Previously Issued Convertible Notes
Registration Statement Effective Upon Filing with the SEC
CHICAGO, April 23, 2007 / PRNewswire-FirstCall via COMTEX News Network — UAL Corporation (Nasdaq: UAUA) (the “Company”) today announced that the Company and its subsidiary United Air Lines, Inc. (“United”) filed with the Securities Exchange Commission a registration statement on Form S-3 for the resale by selling securityholders of the Company’s previously issued 4.50% Senior Limited-Subordination Convertible Notes due 2021, which are unconditionally guaranteed by United, and shares of the Company’s common stock issuable upon conversion of the notes or in payment of accrued interest on the notes. The registration statement automatically became effective upon filing. The notes were originally issued in an aggregate principal amount of $726 million on July 25, 2006. The notes are subject to a registration rights agreement. Neither the Company nor United will receive any of the proceeds from the resale of the notes or the shares of common stock issuable upon conversion of the notes.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such state.
About United
United Airlines (Nasdaq: UAUA) operates more than 3,600* flights a day on United, United Express and Ted to more than 210 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, D.C. With key global air rights in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States. United also is a founding member of Star Alliance, which provides connections for our customers to 841 destinations in 157 countries worldwide. United’s more than 55,000 employees reside in every U.S. state and in many countries around the world. News releases and other information about United can be found at the company’s Web site at united.com.
*Based on the flight schedule between Jan. 1, 2007 and Dec. 31, 2007.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this press release are forward-looking and thus reflect the Company’s current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the operations and business environments of the Company that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Factors that could significantly affect net earnings, revenues, expenses, costs, load factor and capacity include, without limitation, the following: the Company’s ability to comply with the terms of its credit facility; the costs and availability of financing; the Company’s ability to execute its business plan; the Company’s ability to attract, motivate and/or retain key employees; the Company’s ability to attract and retain customers; demand for transportation in the markets in which the Company operates; general economic conditions (including interest rates, foreign currency exchange rates, crude oil prices and refining capacity in relevant markets); the effects of any hostilities or act of war or any terrorist attack; the ability of other air carriers with whom the Company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs of jet fuel; our ability to cost-effectively hedge against increases in the price of jet fuel; the costs associated with security measures and practices; labor costs; competitive pressures on pricing and on demand; capacity decisions of our competitors, U.S. or foreign governmental legislation, regulation and other actions; the ability of the Company to maintain satisfactory labor relations and our ability to avoid any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth from time to time in UAL’s reports to the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the Company that such matters will be realized. The Company disclaims any intent or obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.
Worldwide Communications:
Media Relations Office: 847.700.5538
Evenings/Weekends: 847.700.4088